UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 6, 2007

SureWest Communications
(Exact Name of Registrant as Specified in its Charter)

California	0-556	68-0365195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vernon Street, Roseville, California	95678
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 772-2000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2007, SureWest Communications (the “Company”) entered into a definitive agreement (the “Acquisition Agreement”) to acquire all of the outstanding shares of capital stock of Everest Broadband, Inc., a Delaware corporation (“Everest”), for an aggregate purchase price of $173 million, on a debt-free basis, subject to certain adjustments. The consummation of the Company’s acquisition of Everest is subject to the receipt of necessary approvals from Federal Communications Commission and under U.S. antitrust laws, regulatory laws, and other customary closing conditions. The acquisition is expected to close in the Company’s first fiscal quarter ending March 31, 2008.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

The Company’s press release regarding its acquisition of Everest is attached as an exhibit to this Current Report on Form 8-K.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement among Everest Broadband, Inc., the Equity Holders of Everest Broadband, Inc., and SureWest Communications dated December 6, 2007*
99.1	Press Release dated December 6, 2007

*The schedules to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Philip A. Grybas
Philip A. Grybas Senior Vice President and Chief Financial Officer

Date: December 6, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement among Everest Broadband, Inc., the Equity Holders of Everest Broadband, Inc., and SureWest Communications dated December 6, 2007*
99.1	Press Release dated December 6, 2007

*The schedules to this agreement, as set forth in the Table of Contents of the agreement, have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.